FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2005

Philadelphia, PA November 28, 2005 - Resource America, Inc. (Nasdaq: REXI) (the “Company”) reported income from continuing operations of $955,000 or $.05 per common share-diluted and $5.9 million or $.31 per common share-diluted for the fourth quarter and fiscal year ended September 30, 2005, respectively, as compared to $2.4 million or $.12 per common share-diluted and $2.0 million or $.11 per common share-diluted for the fourth quarter and fiscal year ended Septmember 30, 2004, respectively. Operating income for the fourth quarter and fiscal year ended September 30, 2005 was $2.6 million and $10.4 million, respectively, as compared to operating income of $1.9 million for the fourth quarter ended September 30, 2004 and an operating loss of $1.0 million for the fiscal year ended September 30, 2004.

Income from continuing operations in the fourth quarter of fiscal 2005 was negatively impacted by added costs incurred in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), increased interest expense and depreciation expense. Costs incurred in the fourth quarter of fiscal 2005 for SOX compliance were $945,000 as compared to $41,000 in the fourth quarter of fiscal 2004. The Company expects costs incurred in connection with SOX compliance to be reduced significantly in the future. The Company’s depreciation and amortization expense also increased to $901,000 as compared to $482,000 in the fourth quarter of fiscal 2004 which relates principally to an increase in the operating lease assets of the equipment finance business.

The Company’s assets under management reflect record results for all of the Company’s businesses as of September 30, 2005 and 2004, as follows:

	At September 30,
	2005		2004
Financial fund management	$6.3 billion	(1)	$2.6 billion
Real estate	0.5 billion		0.4 billion
Equipment finance	0.3 billion		0.2 billion
	$7.1 billion		$3.2 billion

(1)	Includes assets under management of $1.3 billion on warehouse facilities for which the Company has been engaged as the collateral manager for CDOs not yet closed.

During and after the quarter and fiscal year ended September 30, 2005, the Company continued to reduce its legacy real estate portfolio and expects to resolve five assets prior to January 31, 2006 providing the Company net proceeds of approximately $40.0 million. In connection with the resolution of these assets, the Company charged $2.4 million to discontinued operations, net of taxes in the fourth quarter of fiscal 2005. The Company expects to realize a profit from discontinued operations relating to one of these resolutions of approximately $1.1 million, net of taxes in the quarter ending December 31, 2005.

In part, as a result of the anticipated resolution of these assets, the Company reported a net loss of $1.2 million or $.06 per common share-diluted and net income of $16.5 million or $.86 per common share-diluted for the fourth quarter and fiscal year ended September 30, 2005, respectively, as compared to net income of $6.1 million or $.32 per common share-diluted and $18.4 million or $1.01 per common share-diluted for the fourth quarter and fiscal year ended September 30, 2004, respectively. Net income (loss) includes results which are included in discontinued operations from Atlas America, Inc. (Nasdaq: ATLS), the Company’s former 80% owned subsidiary that was spun-off at June 30, 2005.

Operating income as adjusted before depreciation and amortization was $3.5 million and $13.2 million for the fourth quarter and fiscal year ended September 30, 2005, respectively, as compared to $2.4 million and $700,000 for the fourth quarter and fiscal year ended September 30, 2004, respectively. The following reconciles operating income as adjusted to our operating income (loss) for the fourth quarters and fiscal years ended September 30, 2005 and 2004 (in thousands):

	Three Months Ended		Years Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating income (loss)	$2,550	$1,885	$10,421	$(1,032)
Plus:
Depreciation and amortization	901	482	2,761	1,732
Operating income as adjusted	$3,451	$2,367	$13,182	$700

Management of the Company believes that operating income as adjusted provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements. This measure is similar to EBITDA, a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. EBITDA is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Neither adjusted operating income nor EBITDA are measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.
Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate and equipment finance sectors.

A description of how the Company calculates assets under management is set forth in item 1 of the Company’s Form 10-K for the fiscal year ended September 30, 2004.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the Fourth Quarter, Fiscal Year Ended September 30, 2005 and Recent Developments

CORPORATE:

®	The Company increased its managed assets to $7.1 billion at September 30, 2005 from $3.2 billion (118%) at September 30, 2004.

®	The Company increased its revenues to $51.6 million in the fiscal year ended September 30, 2005, an increase of $22.0 million (74%) from the fiscal year ended September 30, 2004.

®	In the quarter ended September 30, 2005, the Company purchased 283,080 shares of its common stock for $5.2 million.

®
In March 2005, the Company formed and sponsored Resource Capital Corp. (“RCC”), a real estate investment trust that is externally managed by the Company. RCC has filed a registration statement and amended registrations statements with the Securities and Exchange Commission for its intial public offering.

®	In November 2005, the Company increased its quarterly dividend by 20% to six cents per quarter.

FINANCIAL FUND MANAGEMENT:

®	The Company’s financial fund management division increased its managed assets to $6.3 billion at September 30, 2005 from $ 2.6 billion (136%) at September 30, 2004.

®	Financial fund management revenues increased to $15.9 million in the fiscal year ended September 30, 2005, an increase of $8.4 million (110%) from the fiscal year ended September 30, 2004.

®
Trapeza, the Company’s fund manager that invests in and manages trust prefered securities of bank and bank holding and insurance companies closed Trapeza CDO VII, a $335.0 million collateralized debt obligation (“CDO”) and Trapeza Edge CDO, a $350.0 million CDO during the fiscal year ended September 30, 2005. Assets managed by Trapeza increased to $2.9 billion, an increase of $472.2 million from September 30, 2004. The Company expects assets under management for Trapeza to be approximately $3.1 billion at December 31, 2005.

®
Ischus, the Company’s fund manager that invests in and manages asset-backed securities (“ABS”), closed Ischus CDO I, a $400.0 million CDO and Ischus CDO II, a $400.0 million CDO managed on behalf of RCC during the fiscal year ended September 30, 2005. Assets managed by Ischus increased to $2.8 billion, an increase of $2.6 billion from September 30, 2004. The Company expects assets under management for Ischus to be approximately $3.1 billion at December 31, 2005.

®
Apidos, the Company’s fund manager that invests in and manages syndicated bank loans closed Apidos CDO I, a $350.0 million CDO managed on behalf of RCC during the fiscal year ended September 30, 2005. Assets managed by Apidos including loans held on warehouse lines for future CDOs increased to $413.4 million at September 30, 2005. The Company expects assets under management for Apidos to be approximately $550.0 million at December 31, 2005.

REAL ESTATE:

®
Resource Real Estate Holdings, Inc. (“RRE”), the Company’s fund manager that invests in and manages investment vehicles that manage real estate assets, increased assets under management to $531.9 million as of September 30, 2005, an increase of $ 96.6 million (22%) from September 30, 2004.

®	RRE revenues increased to $22.3 million in the fiscal year ended September 30, 2005 an increase of $7.4 million (50%) from the fiscal year ended September 30, 2004.

®
In fiscal 2005, RRE resolved three real estate loans and real estate assets realizing net proceeds of approximately $4.6 million. In addition, RRE received proceeds of $22.2 million in connection with the refinancings of two real estate assets and received $9.0 million in proceeds from the resolution of a real estate asset subsequent to September 30, 2005.

®
Resource Capital Partners, Inc., the Company’s real estate investment manager, raised $28.3 million of investor equity during the fiscal year ended September 30, 2005. Resource Capital acquired $115.1 million of multi-family apartment properties for these funds and tenant-in-common programs during the fiscal year ended September 30, 2005. Assets managed by Resource Capital increased to $201.6 million, an increase of $94.9 million from September 30, 2004. The Company expects assets under management for Resource Capital to be approximately $254.0 million at December 31, 2005.

EQUIPMENT FINANCE:

®
LEAF Financial Corporation (“LEAF”), the Company’s equipment finance fund manager, increased its assets under management to $314.6 million as of September 30, 2005, an increase of $149.9 million (91%) from September 30, 2004. The Company expects assets under management for LEAF to be approximately $360.0 million at December 31, 2005.

®	LEAF’s revenues increased to $13.4 million in the fiscal year ended September 30, 2005, an increase of $6.2 million (88%) from the fiscal year ended September 30, 2004.

®	LEAF’s lease originations increased to $250.8 million in the fiscal year ended September 30, 2005, an increase of $101.3 million (68%) from the fiscal year ended September 30, 2004.

®	LEAF entered into a program relationship to provide an exclusive finance program for Gateway Computer’s commercial, institutional and government customers.

®	LEAF entered into a program agreement to support ScanSource, Inc., North America resellers and their customer financing requirements.

®
LEAF renewed and extended its agreement with Merrill Lynch Commercial Finance Corp (“MLCFC”), whereby LEAF will continue to originate, service, and manage equipment leases relating to a diversified portfolio of business essential equipment owned by a subsidiary of MLCFC.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets and consolidated statements of operations.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$30,353	$39,907
Restricted cash	5,000	−
Investments in equipment finance	41,264	24,058
Accounts receivable	10,677	2,790
Receivables from related parties	3,766	11,389
Prepaid expenses and other current assets	12,606	5,708
Assets held for sale	107,520	102,963
Current assets − energy	−	55,738
Total current assets	211,186	242,553

Loans held for investment	97,752	−
Investments in real estate	59,334	47,119
Investment in Resource Capital Corp.	15,000	−
Investments in Trapeza entities	10,457	8,483
Investments in financial fund management entities	13,312	1,065
Property and equipment, net	30,521	61,101
Other assets, net	19,262	14,306
Non-current assets - energy	−	365,759
	$456,824	$740,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,543	$2,750
Secured warehouse credit facility - financial fund management	97,751	−
Secured warehouse credit facilities - equipment finance	30,942	8,487
Accounts payable, accrued expenses and other current liabilities	17,488	19,522
Liabilities associated with assets held for sale	74,438	65,300
Current liabilities − energy	−	87,640
Total current liabilities	222,162	183,699

Long-term debt	17,066	32,457

Deferred revenue and other liabilities	13,846	4,935
Minority interests	16,614	18,526
Non-current liabilities − energy	−	242,854
Commitments and contingencies	−	-

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized	264	255
Additional paid-in capital	258,019	247,865
Less treasury stock, at cost	(82,556)	(77,667)
Less ESOP loan receivable	(488)	(1,127)
Accumulated other comprehensive income	2,052	(1,575)
Retained earnings	9,845	90,164
Total stockholders’ equity	187,136	257,915
	$456,824	$740,386

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES:
Financial fund management (1)	$5,036	$3,539	$15,944	$7,585
Real estate	4,371	3,513	22,280	14,862
Equipment finance	4,191	2,944	13,381	7,135
	13,598	9,996	51,605	29,582
COSTS AND EXPENSES:
Financial fund management	3,257	1,070	7,978	2,370
Real estate	2,278	2,981	12,062	9,322
Equipment finance	1,908	2,136	8,884	7,763
General and administrative	2,705	1,382	8,218	8,785
Start-up costs - Resource Capital Corp	−	−	1,132	−
Depreciation and amortization	901	482	2,761	1,732
Provision for possible losses	(1)	60	149	642
	11,048	8,111	41,184	30,614
OPERATING INCOME	2,550	1,885	10,421	(1,032)
OTHER INCOME (EXPENSE):
Interest expense	(1,517)	(555)	(3,684)	(4,852)
Minority interest − financial fund management entities.	(245)	−	(1,403)	−
Other income, net	762	2,594	4,550	9,165
	(1,000)	2,039	(537)	4,313
Income from continuing operations before taxes	1,550	3,924	9,884	3,281
Provision for income taxes	595	1,570	3,954	1,312
Income from continuing operations	955	2,354	5,930	1,969
(Loss) income on discontinued operations, net of tax	(2,136)	3,704	10,528	16,440
NET INCOME (LOSS)	$(1,181)	$6,058	$16,458	$18,409
Net income (loss) per common share - basic:
From continuing operations	$0.05	$0.14	$0.34	$0.11
Discontinued operations	(0.12)	0.21	0.59	0.95
Net income (loss) per common share - basic	$(0.07)	$0.35	$0.93	$1.06
Weighted average common shares outstanding	18,112	17,486	17,696	17,417
Net income (loss) per common share - diluted:
From continuing operations	$0.05	$0.12	$0.31	$0.11
Discontinued operations	(0.11)	0.20	0.55	0.90
Net income (loss) per common share - diluted	$(0.06)	$0.32	$0.86	$1.01
Weighted average common shares	20,437	18,682	19,204	18,309

Dividends declared per common share	$0.05	$0.05	$0.20	$0.17

(1)	Includes $3.2 million of revenues related to Resource Capital Corp. for fiscal 2005.